Exhibit 99.1

NEWS

Marriott International Announces Debt Tender Offer

BETHESDA, MD – September 8, 2021 – Marriott International, Inc. (NASDAQ: MAR) today announced its offer to purchase for cash up to $800,000,000 in aggregate principal amount (such aggregate principal amount, subject to increase by the Company, the “Maximum Principal Amount”) of the notes listed in the table below (the “Notes”). The offer to purchase the Notes is referred to herein as the “Offer.” The Offer is made upon the terms and subject to the conditions set forth in the offer to purchase, dated September 8, 2021 (as may be amended or supplemented from time to time, the “Offer to Purchase”), including among other things, Marriott (in its sole discretion) being satisfied that it has received, or will receive, by the Early Settlement Date at least $500,000,000 of net proceeds from the sale of a new series of notes (the “New Notes”) in an offering (the “New Notes Offering”) expected to be announced by Marriott, subject to market conditions (the “Financing Condition”). Marriott may waive the Financing Condition in whole or in part. Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.

Title of Security	CUSIP	Acceptance Priority Level(1)	Applicable Par Call Date(2)	Principal Amount Outstanding (in millions)	Early Tender Premium(3)	Reference Security	Bloomberg Reference Page/Screen	Fixed Spread (basis points)
5.750% Series EE Notes due 2025	571903BD4	1	April 1, 2025	$1,600	$30.00	0.75% U.S. Treasury due August 31, 2026	FIT1	+45
3.750% Series P Notes due 2025	571903AP8	2	July 1, 2025	$350	$30.00	0.75% U.S. Treasury due August 31, 2026	FIT1	+50
3.750% Series V Notes due 2025	571903AW3	3	December 15, 2024	$317.83	$30.00	0.75% U.S. Treasury due August 31, 2026	FIT1	+45

(1)

Marriott will accept Notes in accordance with their Acceptance Priority Level specified in the table above (each, an “Acceptance Priority Level,” with 1 being the highest Acceptance Priority Level and 3 being the lowest Acceptance Priority Level), subject to the terms and conditions described elsewhere in the Offer to Purchase, including the Maximum Principal Amount and proration.

(2)	Refers to the first date such Notes may be redeemed at par prior to maturity.
(3)	For each $1,000 principal amount of Notes tendered and not validly withdrawn at or prior to the Early Tender Time and accepted for purchase.

All documentation relating to the Offer, including the Offer to Purchase, together with any updates, are available from the Tender and Information Agent (as defined below) and will also be available via the Offer website: http://www.dfking.com/MAR.

Timetable for the Offer

Event	Indicative Date and Time	Description of Event

Commencement of the Offer	September 8, 2021.	The day the Offer is announced and the Offer to Purchase is made available to Holders (as described below).

Withdrawal Time	5:00 p.m., New York City time, on September 21, 2021, unless extended.	The deadline for Holders who have tendered Notes to withdraw such Notes.

Event	Indicative Date and Time	Description of Event

Early Tender Time	5:00 p.m., New York City time, on September 21, 2021.	The final deadline for receipt of validly tendered Notes by the Tender and Information Agent for Holders to be able to participate in the Offer and be eligible to receive the applicable Total Consideration (as defined below) and applicable Accrued Coupon Payment (as defined below) on the Early Settlement Date.

Reference Yield Determination Date	10:00 a.m., New York City time, on September 22, 2021.	The determination of the Reference Yield (as defined below) related to the bid-side price of the Reference Security displayed on the applicable Reference Page as set forth in the table above.

Early Settlement Date	The Early Settlement Date is expected to occur promptly following the Early Tender Time and is expected to be September 23, 2021.	The date on which the Company deposits with DTC (as defined below) the applicable Total Consideration for the Notes tendered at or prior to the Early Tender Time, and not validly withdrawn at or prior to the Withdrawal Time, and accepted for purchase, together with an amount equal to Accrued Coupon Payment thereon. Interest will cease to accrue on the Early Settlement Date for all Notes tendered and not validly withdrawn at or prior to the Early Tender Time and accepted for purchase.

Expiration Time	11:59 p.m., New York City time, on October 5, 2021.	The final deadline for receipt of validly tendered Notes by the Tender and Information Agent for Holders to be able to participate in the Offer and to be eligible to receive the applicable Tender Offer Consideration (as defined below) and applicable Accrued Coupon Payment.

Final Settlement Date	The Final Settlement Date is expected to occur promptly following the Expiration Time and is expected to be October 7, 2021.	The date on which the Company deposits with DTC the applicable Tender Offer Consideration for the Notes tendered after the Early Tender Time and at or prior to the Expiration Time and accepted for purchase, together with an amount equal to Accrued Coupon Payment thereon. Interest will cease to accrue on the Final Settlement Date for all Notes tendered after the Early Tender Time and at or prior to the Expiration Time and accepted for purchase.

Purpose of the Offer

The purpose of the Offer and the New Notes Offering is to manage the maturity profile of Marriott’s debt portfolio and extend maturities. Any Notes accepted for purchase in the Offer will be retired and cancelled.

Details of the Offer

To be eligible to receive the applicable Total Consideration, which includes the Early Tender Premium (as defined below), Holders must validly tender and not validly withdraw their Notes at or prior to 5:00 p.m., New York City time, on September 21, 2021 (unless the Offer is extended or terminated) (such date and time, as the same may be extended, the “Early Tender Time”). Holders who validly tender their Notes after the Early Tender Time and at or prior to the Expiration Time will be eligible to receive only the applicable Tender Offer Consideration, which is an amount equal to the applicable Total Consideration less the applicable Early Tender Premium. Holders who tender their Notes prior to the Early Tender Time may withdraw such Notes at any time prior to 5:00 p.m., New York City time, on September 21, 2021.

To be eligible to receive the applicable Tender Offer Consideration, Holders must validly tender and not validly withdraw their Notes at or prior to the Expiration Time. Holders who tender their Notes after the Early Tender Time and prior to the Expiration Time may not withdraw such Notes. The Offer is not conditioned on any minimum amount of Notes being tendered.

All of the Notes are held in book-entry form through the facilities of The Depository Trust Company (“DTC”). If you desire to tender Notes held through DTC, you must transfer such Notes to the Tender and Information Agent through DTC’s Automated Tender Offer Program, for which the transaction will be eligible, in accordance with the procedures set forth in the Offer to Purchase. There is no letter of transmittal for the Offer to Purchase. Any Holder who holds Notes through Clearstream Banking, société anonyme or Euroclear Bank SA/NV must comply with the applicable procedures of such clearing system. If a Holder holds Notes through a broker, dealer, commercial bank, trust company or other nominee or custodian, the Holder must contact them if they wish to tender their Notes.

The “Total Consideration” payable for each series of Notes will be a price per $1,000 principal amount of such series of Notes equal to an amount, calculated in accordance with the Offer to Purchase, that would reflect, as of the Early Settlement Date, a yield to the applicable par call date or maturity date (in accordance with market practice) of such series of Notes equal to the sum of (i) the Reference Yield for such series, determined at 10:00 a.m., New York City time, on the business day following the Early Tender Time, plus (ii) the fixed spread applicable to such series, as set forth in the table above, in each case minus accrued interest from, and including, the immediately preceding interest payment date up to, but excluding, the Early Settlement Date. The “Reference Yield” means the yield based on the bid-side price of the reference security listed in the table above for such series. The applicable Total Consideration includes the applicable early tender premium set forth in the table above (the “Early Tender Premium”).

The “Tender Offer Consideration” payable for each series of Notes will be a price per $1,000 principal amount of such series of Notes equal to the applicable Total Consideration for that series of Notes minus the applicable Early Tender Premium.

In addition to the Total Consideration or the Tender Offer Consideration (as applicable), Holders whose Notes are accepted for purchase in the Offer will also be paid a cash amount (the “Accrued Coupon Payment”) equal to the accrued and unpaid interest on the Notes, from, and including, the immediately preceding interest payment date (a) up to, but excluding, the Early Settlement Date, payable on the Early Settlement Date or (b) up to, but excluding, the Final Settlement Date, payable on the Final Settlement Date, as applicable, rounded to the nearest cent per $1,000 principal amount of Notes.

Notes accepted for purchase will be accepted in accordance with their Acceptance Priority Levels (with 1 being the highest Acceptance Priority Level and 3 being the lowest Acceptance Priority Level), subject to the limitation that the aggregate principal amount of the Notes to be purchased in the Offer will not exceed the Maximum Principal Amount.

Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time having a higher Acceptance Priority Level will be accepted before any tendered Notes having a lower Acceptance Priority Level are accepted, and all Notes validly tendered after the Early Tender Time having a higher Acceptance Priority Level will be accepted before any Notes tendered after the Early Tender Time having a lower Acceptance Priority Level are accepted, in each case subject to the Maximum Principal Amount. Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time will be accepted for purchase in priority to other Notes tendered after the Early Tender Time, even if such Notes tendered after the Early Tender Time have a higher Acceptance Priority Level than Notes tendered at or prior to the Early Tender Time. If the Offer is oversubscribed at the Early Tender Time, then Marriott will announce promptly after the Early Tender Time that Notes tendered after the Early Tender Time will not be purchased pursuant to the Offer.

Subject to any increase or decrease to the Maximum Principal Amount, if on the Early Settlement Date or the Final Settlement Date there are sufficient remaining funds to purchase some, but not all, of the unpurchased tendered Notes in any Acceptance Priority Level without exceeding the Maximum Principal Amount, Marriott will accept for payment such tendered Notes on a prorated basis, with the proration factor for such Acceptance Priority Level depending on the aggregate principal amount of Notes of such Acceptance Priority Level validly tendered and not validly withdrawn. Each tender of Notes that is prorated will be rounded down to the nearest $1,000 principal amount of Notes. Depending on the proration factor applied, if the principal amount of Notes returned to a Holder as a result of proration would result in less than the minimum denomination of $2,000 principal amount of Notes being returned to such Holder, Marriott will accept or reject all of such Holder’s validly tendered Notes.

Furthermore, if the aggregate principal amount of all Notes validly tendered and not validly withdrawn prior to or at the Early Tender Time exceeds the Maximum Principal Amount, Holders who validly tender Notes after the Early Tender Time will not have any of their Notes accepted for purchase regardless of the Acceptance Priority Level of such Notes unless Marriott increases the Maximum Principal Amount. Marriott reserves the right, in its sole discretion, to increase the Maximum Principal Amount, but there can be no assurance that it will do so.

Subject to applicable law and limitations described in the Offer to Purchase, Marriott expressly reserves the right, in its sole discretion, to amend, extend or, upon failure of any condition described in the Offer to Purchase to be satisfied or waived, to terminate the Offer at any time at or prior to the Expiration Time. Marriott also reserves the right, in its sole discretion, subject to applicable law, to terminate the Offer at any time at or prior to the Expiration Time.

Marriott has retained Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC to act as the Dealer Managers in connection with the Offer (collectively, the “Dealer Managers”). Questions regarding terms and conditions of the Offer should be directed to Deutsche Bank Securities Inc. by calling toll free at (866) 627-0391 or collect at (212) 250-2955, or to Goldman Sachs & Co. LLC by calling toll free at 800-828-3182 or collect at 212-357-1452.

D.F. King & Co., Inc. has been appointed as tender and information agent (the “Tender and Information Agent”) in connection with the Offer. Questions or requests for assistance in connection with the Offer or for additional copies of the Offer to Purchase, may be directed to D.F. King & Co., Inc. by calling toll free 800-859-8511 or collect at 212-269-5550 or via e-mail at MAR@dfking.com. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer. The Offer to Purchase can be accessed at the Offer website: http://www.dfking.com/MAR.

Neither this announcement nor the Offer to Purchase, or the electronic transmission thereof, constitutes an offer to sell or buy Notes, as applicable, in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. Neither this announcement nor the Offer to Purchase is an offer to sell, or the solicitation of an offer to purchase, the New Notes. Any such New Notes Offering will be described in an offering document and will be exclusively subject to the terms and conditions set out therein.

The distribution of this announcement in certain jurisdictions may be restricted by law. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer and the Dealer Managers or any of their respective affiliates is such a licensed broker or dealer in any such jurisdiction, the Offer shall be deemed to be made by the Dealer Managers or such affiliate (as the case may be) on behalf of Marriott in such jurisdiction.

Cautionary Language Concerning Forward-Looking Statements

All statements in this press release are made as of September 8, 2021. Except as required by applicable law, Marriott undertakes no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise. This press release contains “forward-looking statements” within the meaning of federal securities laws, including statements related to the expected timing, final terms and completion of the Offer and similar statements concerning anticipated future events and expectations that are not historical facts. Marriott cautions you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that Marriott may not be able to accurately predict or assess, including those Marriott identifies in the Offer to Purchase and other risk factors that Marriott identifies in its Securities and Exchange Commission filings, including Marriott’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021. Risks that could affect forward-looking statements in this press release include, without limitation, that the Offer is subject to market conditions and a number of other conditions and approvals, and the final terms of the Offer may vary substantially as a result of market and other conditions. There can be no assurance that the Offer will be completed as described herein or at all. Any of these factors could cause actual results to differ materially from the expectations Marriott expresses or implies in this press release.

Marriott International, Inc. (NASDAQ: MAR) is based in Bethesda, Maryland, USA, and encompasses a portfolio of roughly 7,800 properties under 30 leading brands spanning 138 countries and territories. Marriott operates and franchises hotels and licenses vacation ownership resorts all around the world. The company offers Marriott Bonvoy®, its highly-awarded travel program. For more information, please visit Marriott’s website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

Marriott may post updates about COVID-19 and other matters on its investor relations website at www.marriott.com/investor or Marriott’s news center website at www.marriottnewscenter.com. Marriott encourages investors, the media, and others interested in the company to review and subscribe to the information Marriott posts on these websites, which may be material. The contents of these websites are not incorporated by reference into this press release or any report or document Marriott files with the SEC, and any references to the websites are intended to be inactive textual references only.

MEDIA CONTACT:

Melissa Froehlich Flood

Corporate Communications

(301) 380-4839

melissa.froehlich-flood@marriott.com

INVESTOR RELATIONS CONTACTS:

Jackie Burka McConagha

Investor Relations

(301) 380-5126

jackie.burka@marriott.com

Betsy Dahm

Investor Relations

(301) 380-3372

betsy.dahm@marriott.com

IRPR#1